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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this joint registration statement of AT&T Capital Corporation and Newcourt Credit Group Inc. on Form F-3 of our report dated March 6, 1997, on our audits of the consolidated financial statements of AT&T Capital Corporation at December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is incorporated by reference in this joint registration statement. We also consent to the reference to our firm under the caption "Experts".

                                               PricewaterhouseCoopers LLP

New York, New York
March 1, 1999





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